CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement filed on Form S-1 of our report dated April 6, 2010, except for footnotes 1, 16, 18, 19 and 20, as to which the date is November 1, 2010, relating to the consolidated financial statements of Buddha Steel, Inc. as of December 31, 2009 and 2008.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Friedman LLP
Friedman LLP
Marlton, New Jersey

November 1, 2010